UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): December 1, 2007
Global Telecom and Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8484 Westpark Drive, Suite 720
McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Global Telecom & Technology, Inc. (the “Company”) has determined to increase the size of the Board to ten members, effective December 1, 2007. The Board’s Nominating and Governance Committee nominated and appointed Theodore B. Smith, III, effective December 1, 2007, to fill the newly-created vacancy. Mr. Smith’s term will expire at the 2008 Annual Meeting of the Company’s stockholders.
     Mr. Smith, age 44, currently serves as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of cold formed rivets. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. prior to his election as its Chairman and Chief Executive Officer. From 1989 to 1997, Mr. Smith served in various positions in manufacturing and sales for John Hassall, Inc. Mr. Smith holds Bachelors of Arts degrees in Economics and Art from Colgate University.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release by Global Telecom & Technology, Inc., dated December 4, 2007*

*	This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2007

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Kevin Welch
Kevin Welch
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release by Global Telecom & Technology, Inc., dated December 4, 2007*

*	This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.